UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2025
Date of Report (date of earliest event reported)
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First Watch Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40866 (Commission File Number)	82-4271369 (I.R.S. Employer Identification Number)
8725 Pendery Place, Suite 201, Bradenton, FL 34201
(Address of principal executive offices and zip code)
(941) 907-9800
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	FWRG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) First Watch Restaurant Group, Inc. Executive Severance Plan
On March 5, 2025, the Board of Directors of First Watch Restaurant Group, Inc. (the “Company”), upon the recommendation of the Compensation Committee, adopted the First Watch Restaurant Group, Inc. Executive Severance Plan (the “Severance Plan”), which provides for certain severance benefits to the Company’s executive officers in the event of a termination without cause or a resignation for good reason (as such terms are defined in the Severance Plan). In the event of a participant’s employment termination without cause or for good reason (as such terms are defined in the Severance Plan), the Severance Plan provides for, among other items: (i) a lump sum severance payment equal to two times base salary for the Company’s chief executive officer, one and a half times base salary for the Company’s other executive officers, one times base salary for the Company’s home office senior vice presidents and three fourths base salary for the Company’s senior vice presidents of operations, (ii) a lump sum payment equal to the executive’s target annual bonus for the year that includes the date of termination, and (iii) a lump sum payment equal to the product of (x) the full annual premium that the executive would have to pay for continued healthcare coverage for the executive and executive’s dependents in the Company’s medical insurance plan under COBRA and (y) the multiples applicable to the severance payments described above in this paragraph.
Under the Severance Plan’s change in control provisions, in the event of a change in control of the Company accompanied by a termination without cause or for good reason within the two years following such change in control, the Severance Plan provides for, among other items: (i) a lump sum severance payment equal to two and a half times base salary for the Company’s chief executive officer, two times base salary for the Company’s other executive officers, one and a half times base salary for the Company’s home office senior vice presidents and three fourths base salary for the Company’s senior vice presidents of operations, (ii) a lump sum payment equal to the product of (x) executive’s target annual bonus for the year that includes the date of termination and (y) the multiples applicable to the severance payments described above in this paragraph, (iii) a lump sum payment equal to the product of (x) the full annual premium that the executive would have to pay for continued healthcare coverage for the executive and executive’s dependents in the Company’s medical insurance plan under COBRA and (y) the multiples applicable to the severance payments described above in this paragraph, and (iv) each outstanding unvested award under the 2021 Plan will vest in full as of the date of termination.
The foregoing description of the Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Severance Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description
10.1	First Watch Restaurant Group, Inc. Executive Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Watch Restaurant Group, Inc. (Registrant)

Date: March 14, 2025	By:	/s/ Jay Wolszczak
	Name:	Jay Wolszczak
	Title:	Chief Legal Officer, General Counsel and Secretary